UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/23/2005

PW Eagle, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-18050

Minnesota	41-1642846
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1550 Valley River Drive
Eugene, OR 97401
(Address of Principal Executive Offices, Including Zip Code)

(541) 343-0200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)        Appointment of Principal Officers

On March 23, 2005, Jerry Dukes (age 57) was promoted to the position of Chief Executive Officer of PW Eagle, Inc. (the "Company"), as announced in the press release attached hereto as Exhibit 99.1, and incorporated herein by reference.   He will also continue to serve as the President of the Company. Mr. Dukes was elected President of PW Eagle in October 2003. Previously, Mr. Dukes had been President of Uponor ETI since 2001, and served as its vice president of manufacturing from 1992 through 2001. Mr. Dukes joined ETI in 1988 as Director of Manufacturing. Prior to ETI, Mr. Dukes was employed by Johns Manville Corp. in various manufacturing and general management positions in plastic pipe and other construction product businesses. He has a B.S. degree from Texas Tech University in Industrial Engineering and is registered as a Professional Engineer in the State of Texas.

There has not been, and there is currently no proposal for, any transaction between the Company and Mr. Dukes of the sort required to be disclosed by Item 404(a) of Regulation S-K or any change in Mr. Dukes' terms of employment in connection with his promotion.

Item 9.01.    Financial Statements and Exhibits

(a)        Financial statements: None.

(b)        Pro forma financial information: None.

(c)        Exhibits: 99.1   Press Release dated March 23, 2005

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

PW Eagle, Inc.

Date: March 28, 2005.	By:	/s/ Scott Long
Scott Long
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1